Exhibit 99.1

July 13, 2005

NOTICE OF ANNUAL MEETING LOCATION CHANGE

Dear Stockholder:

The 2005 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc. will take place as previously scheduled on Friday, July 29th, 2005 at 10:00 AM at a location which is different from the one mentioned in the proxy materials you recently received due to flood damage at the original location. The new location for the meeting is:

Tarrytown House Estate and Conference Center

Cronise Room

49 E. Sunnyside Lane

Tarrytown, NY 10591

For directions to Tarrytown House, please visit their website at www.tarrytownhousehotel.com and click on “Directions” at the bottom of the page. You may also call 914-591-8200.

If you are planning to attend, please RSVP to dsiegal@prestigebrandsinc.com or call 914-524-6819 to assure your place.

I look forward to welcoming you.

Sincerely,

Peter C. Mann

Chairman of the Board, President and Chief Operating Officer